Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-76878, No. 33-76884, No. 33-76882, No. 333-25595
and No. 333-88655) of BankUnited Financial Corporation of our report dated October 21, 1999 relating to the financial statements, which appears in this Form 10-K.


/s/ PRICEWATERHOUSECOOPERS LLP
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PRICEWATERHOUSECOOPERS LLP
Miami, Florida
December 28, 1999